Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nautilus Biotechnology, Inc. of our report dated February 24, 2022 relating to the financial statements, which appears in Nautilus Biotechnology Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
August 2, 2022
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